UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021

Offerpad Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39641	85-2800538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 E. Germann Road Chandler, Arizona	85286
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 388-4539

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	OPAD	The New York Stock Exchange
Warrants to purchase Class A common stock, at an exercise price of $11.50 per share	OPADWS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A amends the Form 8-K filed by Offerpad Solutions Inc. (the “Company”) on November 10, 2021 (the “Original 8-K”) in connection with its announcement of financial results for the three and nine months ended September 30, 2021. The Company is furnishing this Form 8-K/A for the sole purpose of providing a correction to the Shareholder Letter, which is furnished with this report on amended Exhibit 99.2. No other changes to the Original 8-K have been made.

Item 7.01 Regulation FD Disclosure.

Exhibit 99.2 is amended by correcting the Adjusted EBITDA 2021 outlook range disclosed on page 12 from $0 - $15M to $0 - $10M. The correct Adjusted EBITDA 2021 outlook range was disclosed in the press release attached as Exhibit 99.1 to the Original 8-K. The corrected version of Exhibit 99.2 is attached hereto and supersedes Exhibit 99.2 to the Original 8-K in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.2	Offerpad Solutions Inc. Shareholder Letter dated November 10, 2021

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Offerpad Solutions Inc.

Date: November 12, 2021	By:	/s/ Michael Burnett
Michael Burnett Chief Financial Officer